UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 3, 2003
Date of report (Date of Earliest Event Reported)

MTS, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Commission File Number
333-54035

California	94-1500342
(State of Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

2500 Del Monte Street
West Sacramento, CA 95691
(Address of Principal Executive Offices)

916-373-2500
(Registrant’s Telephone Number, Including Area Code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On January 28, 2003, MTS, Incorporated (the “Company”) dismissed KPMG LLP (“KPMG”) as the Company’s independent auditor. The decision to dismiss KPMG and to seek a new independent auditor was approved by the Company’s board of directors (the “Board of Directors”).

KPMG served as the Company’s independent auditor for the fiscal year ended July 31, 2002. KPMG’s report on the Company’s financial statements for the year ended July 31, 2002 (the “Report”) did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the most recent fiscal year of the Company ended July 31, 2002, and the subsequent interim period through January 28, 2003, there were no disagreements with KPMG within the meaning of Instruction 4 of Item 304 of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to KPMG’s satisfaction would have caused KPMG to make reference to the subject matter of the disagreements in connection with its Report. During the term of KPMG’s engagement, there were no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304 (a) (3) of Regulation S-K, a letter from KPMG addressed to the Securities and Exchange Commission is included as Exhibit 16.1 to this Current Report on Form 8-K.

The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent auditor for the Company’s fiscal year ending July 31, 2003. PwC’s engagement commenced effective January 28, 2003. During the Company’s fiscal years ended July 31, 2002 and 2001, and the subsequent interim period through January 28, 2003, the Company did not consult with PwC regarding (i) either the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a “disagreement” with KPMG (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event with respect to KPMG (as defined in Item 304(a)(1)(v) of Regulation S-K).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description

16.1	Letter from KPMG to the Securities and Exchange Commission dated February 3, 2003 pursuant to Item 304(a)(3) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2003

By:	/s/ Jim S. Bain

Jim S. Bain, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

16.1	Letter from KPMG to the Securities and Exchange Commission dated February 3, 2003 pursuant to Item 304(a)(3) of Regulation S-K.